EXHIBIT 25(b)

                         TO FORM 10-K

                         ANNUAL REPORT

                              OF

                   VULCAN MATERIALS COMPANY

          FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



        FINANCIAL STATEMENTS REQUIRED BY FORM 11-K WITH

     RESPECT TO THE VULCAN MATERIALS COMPANY CONSTRUCTION

     MATERIALS DIVISIONS HOURLY EMPLOYEES SAVINGS PLAN FOR

 THE FISCAL YEAR ENDED DECEMBER 31, 1994, AND THE INDEPENDENT

      CERTIFIED ACCOUNTANTS' CONSENT WITH RESPECT THERETO



         FILED AS AN AMENDMENT TO THE VULCAN MATERIALS

          COMPANY ANNUAL REPORT ON FORM 10-K FOR THE

             FISCAL YEAR ENDED DECEMBER 31, 1994,

                  AS PERMITTED BY RULE 15d-21

           UNDER THE SECURITIES EXCHANGE ACT OF 1934



                   VULCAN MATERIALS COMPANY


VULCAN MATERIALS COMPANY
CONSTRUCTION MATERIALS
DIVISIONS HOURLY EMPLOYEES
SAVINGS PLAN

Financial Statements for the Years Ended
December 31, 1994 and 1993
and Independent Auditors' Report


                   VULCAN MATERIALS COMPANY
               CONSTRUCTION MATERIALS DIVISIONS
                 HOURLY EMPLOYEES SAVINGS PLAN


Table of Contents
                                                          Page

Independent Auditors' Report                               23

Financial Statements of the Vulcan Materials Company
   Construction Materials Divisions Hourly Employees
   Savings Plan:

     Statements of Net Assets Available for Benefits
        as of December 31, 1994 and 1993                   24

     Statements of Changes in Net Assets Available for
        Benefits for Each Year in the Periods Ended
        December 31, 1994 and 1993                         25

     Notes to Financial Statements                       26-31

     Independent Auditors' Consent                         32


INDEPENDENT AUDITORS' REPORT

To the Administrative Committee of Vulcan Materials Company
  Construction Materials Divisions Hourly Employees Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of the individual funds. The supplemental information by fund is the responsibility of the Plan's management.
Such supplemental information by fund has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP

Birmingham, Alabama
June 2, 1995

VULCAN MATERIALS COMPANY
CONSTRUCTION MATERIALS DIVISIONS HOURLY EMPLOYEES SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1994 AND 1993
                                                                1994                                            1993
                                                Supplemental Information by Fund                  Supplemental Information by Fund

                                                                          Vulcan                                          Vulcan
                                                              Large      Materials                              Large    Materials
                                                Guaranteed   Companies    Company                 Guaranteed  Companies   Company
                                                Investment    Common      Common                  Investment   Common     Common
                                      Total     Contracts     Stock       Stock         Total     Contracts     Stock     Stock
ASSETS:
INVESTMENTS [Cost of $9,180,265
  (1994) and $7,820,483 (1993)]
  (Notes 1, 3 & 5):
    Collective short-term
      investments                 $    16,794   $   16,615   $     32    $      147  $   24,691   $   22,725  $    948   $   1,018
    Guaranteed investment
      contracts                     7,735,521    7,735,521                            6,683,740    6,683,740
    Commingled funds holding
      principally common stock        297,310                 297,310                   224,756                224,756
    Fund holding Vulcan Materials
      Company common stock          1,402,059                             1,402,059   1,057,500                          1,057,500

           Total investments        9,451,684    7,752,136    297,342     1,402,206   7,990,687    6,706,465   225,704   1,058,518

RECEIVABLE FROM VULCAN
  MATERIALS COMPANY:
    Employer contributions             73,550       73,550                               35,655       35,655
    Employee contributions            206,905      143,933     13,574        49,398     134,072       92,472     5,788      35,812

           Total receivable           280,455      217,483     13,574        49,398     169,727      128,127     5,788      35,812

TOTAL ASSETS                        9,732,139    7,969,619    310,916     1,451,604   8,160,414    6,834,592   231,492   1,094,330

TRANSFERS IN PROCESS                                3,910      (8,580)        4,670                               (601)        601

NET ASSETS AVAILABLE
  FOR BENEFITS                     $9,732,139   $7,973,529   $302,336    $1,456,274  $8,160,414   $6,834,592  $230,891  $1,094,931

See notes to financial statements.

VULCAN MATERIALS COMPANY
CONSTRUCTION MATERIALS DIVISIONS HOURLY EMPLOYEES SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                                1994                                            1993
                                                Supplemental Information by Fund                  Supplemental Information by Fund

                                                                          Vulcan                                          Vulcan
                                                              Large      Materials                              Large    Materials
                                                Guaranteed   Companies    Company                 Guaranteed  Companies   Company
                                                Investment    Common      Common                  Investment   Common     Common
                                      Total     Contracts     Stock       Stock         Total     Contracts     Stock     Stock
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
INVESTMENT INCOME (LOSS):
  Interest                         $  407,847   $  406,815   $    142    $      890  $  404,902   $  404,032  $     93  $      777
  Dividends                            32,677                                32,677      24,359                             24,359
  Net investment gains (losses):
    Realized                                                                                664                    664
    Unrealized (Note 4)               101,215                   7,829        93,386      10,010                 31,239     (21,229)
        Net investment income         541,739      406,815      7,971       126,953     439,935      404,032    31,996       3,907

CONTRIBUTIONS (Note 2):
  Participants                      1,620,053    1,117,784     91,752       410,517   1,394,709      980,516    57,824     356,369
  Vulcan Materials Company            498,395      498,395                              370,925      370,925
        Total contributions         2,118,448    1,616,179     91,752       410,517   1,765,634    1,351,441    57,824     356,369

REDISTRIBUTION OF PARTICIPANTS'
  INVESTMENT OPTION UNDER
  THE PLAN                                         (14,539)        (3)       14,542                  (62,926)    5,737      57,189

TRANSFERS FROM OTHER PLANS (Note 6)                                                       9,264        7,388       938         938

TOTAL ADDITIONS                     2,660,187    2,008,455     99,720       552,012   2,214,833    1,699,935    96,495     418,403

DEDUCTIONS FROM NET ASSETS
  ATTRIBUTED TO:

WITHDRAWALS BY PARTICIPANTS
  (Note 2)                         (1,088,462)    (869,518)   (28,275)     (190,669)   (923,880)    (750,320)  (22,204)   (151,356)

NET INCREASE                        1,571,725    1,138,937     71,445       361,343   1,290,953      949,615    74,291     267,047

NET ASSETS AVAILABLE FOR BENEFITS:

  BEGINNING OF YEAR                 8,160,414    6,834,592    230,891     1,094,931   6,869,461    5,884,977   156,600     827,884

  END OF YEAR                      $9,732,139   $7,973,529   $302,336    $1,456,274  $8,160,414   $6,834,592  $230,891  $1,094,931

See notes to financial statements.

VULCAN MATERIALS COMPANY
CONSTRUCTION MATERIALS DIVISIONS
HOURLY EMPLOYEES SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    GENERAL - The financial statements of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan ("Plan") have been prepared on the accrual basis of accounting. All assets of the Plan are held by The Northern Trust Company, Chicago, Illinois ("Trustee"). Vulcan Materials Company ("Company") pays the administrative costs of the Plan, including the trustee's fees and charges.

    VALUATION OF INVESTMENTS - Investments other than guaranteed investment contracts are reported at fair value. Investments in securities traded on national and over-the-counter exchanges are valued at the closing bid price of the security as of the last day of the year. Guaranteed investment contracts are reported at their contract value, which is cost increased by interest earned. The average cost of securities sold or distributed is used to determine net investment gains (losses) realized. Security transactions are recorded on the settlement date. Distributions of common stock, if any, to participants are recorded at the market value of such stock at the end of the month prior to distribution.

    BENEFITS PAYABLE - In 1993, the Plan changed its method of accounting for benefits payable to comply with the 1993 AICPA Audit and Accounting Guide, "Audits of Employee Benefit Plans." The new guidance requires that benefits payable to persons who have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. As of December 31, 1994 and 1993, benefits of $98,270 and $144,667, respectively, were due to participants who had elected to receive a distribution from the Plan.

    NEW ACCOUNTING STANDARD NOT YET ADOPTED - The Plan has not yet adopted Statement of Position (SOP) No. 94-4 "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined Contribution Pension Plans," issued in September 1994. The new guidance requires defined contribution plans to report investment contracts with fully benefit-responsive features (as defined in the SOP) at contract value. Other investment contracts are recorded at fair value. This SOP is effective for financial statements for plan years beginning after December 15, 1994, except that the application of this SOP to investment contracts entered into before December 31, 1993, is delayed to plan years beginning after December 15, 1995, at which time the Plan intends to adopt this SOP. The impact of adoption of SOP No. 94-4 is expected to be insignificant.

2.  DESCRIPTION OF THE PLAN

    GENERAL - The Plan, established October 1, 1983 and restated as of May 1, 1991, is a defined contribution employee benefit plan covering all hourly employees of the Company's Southeast, Mideast, Midsouth and Southwest Divisions, as well as all non-union hourly employees of the Company's Southern and Midwest Divisions and its wholly-owned subsidiaries, Vulcan Gulf Coast Materials, Wanatah Trucking Co., Inc., Reed Crushed Stone, Reed Terminal Company, Inc. and BRT Transfer Terminal, Inc., (the "Participating Companies").

    PARTICIPATION AND VESTING - Generally, hourly employees qualify to participate upon completion of one year of employment service. Participants are fully vested at all times.

    The number of participants in the Plan at December 31, 1994 and 1993 was as follows:
                                                          1994       1993

       Total participants                                1,821      1,831

       Participants included in the above total who
         have transferred to a bargaining unit not
         covered by the Plan, or are no longer employed
         by the Company, but who have vested benefits
         under the Plan                                     47         60


    FUNDING - The Plan is funded through participants' and Company contributions. A participant may make weekly matched contributions in multiples of $1 up to a maximum weekly matched contribution as stated in the plan document. Company contributions equal a percentage of participants' contributions, based on the participant's length of service as stated in the plan document. In addition to the matched contributions, participants may make weekly unmatched contributions in multiples of $1 up to a maximum weekly contribution as stated in the plan document.

    ALLOCATION AND DETERMINATION OF ACCOUNTS - Separate accounts are maintained for each participant for matched, unmatched, and Company contributions and accumulated earnings on each. Additionally, subaccounts are maintained for matched and unmatched accounts for the portion of each account that is attributable to pre-tax contributions and the portion attributable to after-tax contributions. Monthly net earnings are allocated to each participant's account in the ratio of the participant's account balance to total participants' account balances.

    DISTRIBUTIONS AND WITHDRAWALS - A participant's total account is distributed upon retirement, disability, death or termination of employment unless the account value is greater than $3,500, in which case the participant may defer until age 70-1/2. Prior to a termination of employment, participants may make partial withdrawals or may withdraw their total account, except that if a participant has not maintained a participant contribution account for the 60 months immediately preceding the voluntary withdrawal, no Company contributions which have been on deposit less than 24 months will be distributed until 24 months after the earlier of the employee's withdrawal date or the employee's termination of employment. In addition, any in-service distribution from a participant's pre-tax contributions must meet the requirements of a "hardship withdrawal," as set forth in the Plan document.

    INVESTMENTS - Participants' contributions are invested in three separate investment funds (see Note 5) of the Plan in proportions elected by the participant. The Company's matching contributions are invested in the fund which invests primarily in guaranteed investment contracts.

    PLAN TERMINATION - In the event it becomes necessary to terminate the Plan, participants will receive a distribution of the amounts held for their accounts.

3.  INVESTMENTS

    The Plan's investment assets consist of an interest in one of the investment accounts of the Vulcan Materials Company Master Trust ("Master Trust") administered by Northern Trust Company. Use of the Master Trust permits the commingling of investment assets of a number of employee benefit plans of the Participating Companies. Although the assets are commingled, the Company maintains supporting records for the purpose of allocating the investment assets and the related net earnings to the various participating employee benefit plans.

    The investment accounts of the Master Trust at December 31, 1994 and 1993 are summarized as follows:
                                                   1994           1993

      Pension Investment Account              $264,288,286   $270,465,591
      Thrift Plan Investment Account           159,750,043    153,862,152
      Chemicals Savings Account                 17,151,017     16,135,387
      Construction Savings Account               9,732,139      8,160,414

             Net assets                       $450,921,485   $448,623,544


    The net assets of the Master Trust at December 31, 1994 and 1993 are summarized as follows:
                                                   1994           1993
      Commingled fund holding principally
        short-term fixed income investments
        and loans to participants             $ 30,247,021   $ 18,678,781
      Guaranteed investment contracts           20,924,682     19,803,668
      Fund holding principally real estate
        investments                             14,449,642     12,044,398
      Fund holding principally intermediate-
        term fixed income investments           51,667,752     57,877,310
      Commingled funds holding principally
        common stock                           160,969,643    157,489,866
      Commingled funds holding principally
        international equity instruments        56,042,408     73,558,068
      Fund holding Vulcan Materials Company
        common stock                           116,620,337    109,171,453

             Net assets                       $450,921,485   $448,623,544

    The total investment income by type of the Master Trust at December 31, 1994 and 1993 is summarized as follows:

                                                   1994           1993

       Interest, net                           $ 1,971,049    $ 1,897,072
       Dividends                                 3,003,469      2,898,022
       Other                                       346,867         69,745
       Net investment gains (losses):
         Realized                               15,145,823     24,636,203
         Unrealized                             (4,905,558)     5,391,112

       Total                                   $15,561,650    $34,892,154

    Investments held by the Plan at December 31, 1994 and 1993 respectively, are as follows:

                                                     1994           1993
    Collective short-term investments
      (cost and market)                            $16,794        $24,691


    Guaranteed investment contract at contract value -

       Insurance       Contract   Guaranteed
        Company          Year       Rate*      Maturity Dates       1994         1993
    Metropolitan Life    1991      5.75%**     May 1, annually   $7,735,521   $6,683,740

    *    Rates are net of insurance company charges.

    **   Interest rate was 7.43% from January 1 - April 30, 1993,
         6.09% from May 1, 1993 - April 30, 1994,
         and 5.75% from May 1 - December 31, 1994.

    Upon maturity, the Company renegotiates new terms on these contracts.


    Commingled funds:                             1994                     1993
                                            Cost        Market       Cost        Market
    Funds holding principally
      common stock - 1,014.11 shares
      (1994) and 791.30 shares (1993)    $  230,313   $  297,310   $165,588   $  224,756

    Fund holding Vulcan Materials
      Company common stock -
      27,695 shares (1994) and
      22,560 shares (1993)               $1,197,637   $1,402,059   $946,464   $1,057,500

4.  CHANGES IN UNREALIZED APPRECIATION (DEPRECIATION) OF INVESTMENTS

    Investments held by the Plan at December 31, 1994 and 1993 and changes in unrealized appreciation (depreciation) of investments for the years then ended are summarized below:

                                                                              Current
                                               Market or                       Year
                                               Contract      Cumulative     Appreciation    Prior Years
                                    Cost         Value      Appreciation   (Depreciation)   Appreciation
    December 31, 1994:
      Collective short-term
        investments               $   16,794   $   16,794
      Guaranteed investment
        contracts                  7,735,521    7,735,521
      Commingled funds
        holding principally
        common stock                 230,313      297,310     $ 66,997        $  7,829        $ 59,168
      Fund holding Vulcan
        Materials Company
        common stock               1,197,637    1,402,059      204,422          93,386         111,036

    Total                         $9,180,265   $9,451,684     $271,419        $101,215        $170,204

    December 31, 1993:
      Collective short-term
        investments               $   24,691   $   24,691
      Guaranteed investment
        contracts                  6,683,740    6,683,740
      Commingled funds
        holding principally
        common stock                 165,588      224,756     $ 59,168        $ 31,239        $ 27,929
      Fund holding Vulcan
        Materials Company
        common stock                 946,464    1,057,500      111,036         (21,229)        132,265

    Total                         $7,820,483   $7,990,687     $170,204        $ 10,010        $160,194

5.  INVESTMENT PROGRAM

    The number of participants electing each investment option is shown below:

                                                       As of December 31,
                                                      1994           1993

       (1)  A fund invested in guaranteed
                investment contracts                 1,003            889

       (2)  Commingled funds invested
                primarily in common stocks
                of large companies                      17             15

       (3)  Common stock of Vulcan
                Materials Company                      185            191

       (4)  Any combination of (1),
                (2) or (3)                             616            736

    Investment managers have been appointed whose duty is to advise the trustee as to particular investments to be made. As of December 31, 1994 the investment managers were as follows:

       (1)  Guaranteed investment                The Northern Trust Company
              contracts and Vulcan Materials     50 South LaSalle Street
              Company stock fund                 Chicago, Illinois 60675

       (2)  Large companies                      Trinity Investment
              common stock fund                    Management Corporation
                                                 Ten Tremont Street
                                                 Boston, Massachusetts 02108

6.  PLAN TRANSFERS

    During 1993, the Plan accepted rollover contributions of $9,264 from employees of Thrift Brothers, Inc., an acquired company. Such amounts are included with contributions in the accompanying financial statements.

7.  TAX STATUS

    The Plan obtained its latest determination letter on May 24, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

                                  * * * * *
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 33-28398 of Vulcan Materials Company on Form S-8 of our reports dated February 3, 1995 and June 2, 1995, appearing in the Annual Report on Form 10-K of Vulcan Materials Company for the year ended December 31, 1994 and in the Annual Report on Form 11-K of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan for the year ended December 31, 1994, respectively. We also consent to the references to us under the heading "Experts" in the Registration Statement.

/s/ Deloitte & Touche LLP

Birmingham, Alabama
June 26, 1995